Exhibit 99.2 1Q19 Quarterly Supplement April 12, 2019 © 2019 Wells Fargo Bank, N.A. All rights reserved.

Table of contents 1Q19 Results Appendix 1Q19 Highlights Pages 2 Real estate 1-4 family mortgage portfolio 29 1Q19 Earnings 3 Consumer credit card portfolio 30 Year-over-year results 4 Auto portfolios 31 Balance Sheet and credit overview (linked quarter) 5 Student lending portfolio 32 Income Statement overview (linked quarter) 6 Deferred compensation plan investment results 33 Loans 7 Trading-related revenue 34 Commercial loan trends 8 Noninterest expense analysis (reference for slides 16-17) 35 Consumer loan trends 9 Common Equity Tier 1 (Fully Phased-In) 36 Average deposit trends and costs 10 Deposit beta experience 11 Return on average tangible common equity Period-end deposit trends 12 (ROTCE) 37 Net interest income 13 Forward-looking statements and Noninterest income 14 additional information 38 Noninterest expense and efficiency ratio 15 Noninterest expense – linked quarter 16 Noninterest expense – year over year 17 Committed and on track to meet 2019 expense target 18 Investments in the business have increased from Investor Day expectations 19 Actual and projected savings exceeding expectations 20 Community Banking 21 Community Banking metrics 22-23 Wholesale Banking 24 Wealth and Investment Management 25 Credit quality 26 Capital 27 Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information. Wells Fargo 1Q19 Supplement 1

1Q19 Highlights Earnings . Net income of $5.9 billion and diluted EPS of $1.20 . Return on assets (ROA) = 1.26% Returns . Return on equity (ROE) = 12.71% . Return on average tangible common equity (ROTCE) (1) = 15.16% . Positive business momentum with strong customer activity - ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ branch survey scores reached 3-year highs in March - Year-over-year (YoY) growth in period-end loans • Period-end commercial & industrial loans increased 4% and credit card loans increased 6% - Primary consumer checking customers (2) up 1.1% YoY; the 4Q18 sale of 52 branches reduced the growth rate by 0.5% - Increased debit and credit card usage YoY • Debit card point-of-sale (POS) purchase volume (3) up 6% and consumer general purpose Highlights credit card POS purchase volume up 5% - Higher loan originations in nonconforming mortgage, auto and small business YoY • High quality nonconforming mortgage loan originations of $11.3 billion, up 35% • Consumer auto originations of $5.4 billion, up 24% • Small business (4) originations of $621 million, up 6% . Returned $6.0 billion to shareholders through common stock dividends and net share repurchases, up from $4.0 billion in 1Q18 - Quarterly common stock dividend of $0.45 per share, up 15% YoY and 5% linked quarter (LQ) (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. See page 37 for additional information, including a corresponding reconciliation to GAAP financial measures. (2) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit; reported on a one-month lag from reported quarter-end so as of February 2019 compared with February 2018. (3) Combined consumer and business debit card purchase volume dollars. (4) Includes credit card, lines of credit and loan products (primarily under $100,000 sold through our retail bank branches). Wells Fargo 1Q19 Supplement 2

1Q19 Earnings . Earnings of $5.9 billion and diluted Wells Fargo Net Income ($ in millions, except EPS) earnings per common share (EPS) of $1.20 included: 6,007 6,064 5,860 - $778 million seasonally higher linked quarter personnel expense (recognized in employee 5,136 5,186 benefits expense, and commission and incentive compensation expense) - $345 million of net equity gains on deferred compensation plan investment results were largely offset by $357 million in employee $1.21 $1.20 $1.13 benefits expense (net gains from equity securities and employee benefits expense) $0.98 • Please see page 33 for additional information $0.96 - $608 million gain on the sale of $1.6 billion of Pick-a-Pay PCI mortgage loans (all other noninterest income) - $150 million reserve build (1) (provision for credit losses) - $148 million gain from the sale of Business 1Q18 2Q18 3Q18 4Q18 1Q19 Payroll Services (all other noninterest income) Diluted earnings per common share - An effective income tax rate of 13.1%, which included $297 million of net discrete income tax benefits (1) Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses. Wells Fargo 1Q19 Supplement 3

Year-over-year results Revenue Noninterest Expense Common Equity Tier 1 Ratio ($ in billions) ($ in billions) (CET1) (fully phased-in) (1) 21.9 21.6 15.0 11.9% 11.9% 13.9 1Q18 1Q19 1Q18 1Q19 1Q18 1Q19 Net Interest Income ($ in billions) Net Charge-offs ($ in millions) Period-end Common Shares and Net Interest Margin (%) and Net Charge-off Rate (%) Outstanding (shares in millions) 12.2 12.3 741 695 4,873.9 7% 4,511.9 2.84% 2.91% 0.32% 0.30% 1Q18 1Q19 1Q18 1Q19 1Q18 1Q19 (1) 1Q19 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 36 for additional information regarding the Common Equity Tier 1 capital ratio. Wells Fargo 1Q19 Supplement 4

Balance Sheet and credit overview (linked quarter) Loans . Down $4.9 billion - Commercial loans down $1.2 billion as lower commercial & industrial loans and lease financing were partially offset by higher commercial real estate loans - Consumer loans down $3.7 billion as declines in legacy consumer real estate loans including the sale of $1.6 billion of Pick-a-Pay PCI loans, as well as lower other revolving credit and installment loans, credit card loans and auto loans, were partially offset by growth in nonconforming first mortgage loans Cash and short-term . Down $5.9 billion on lower deposits investments Debt and equity . Trading assets up $1.2 billion largely driven by higher equity securities held for securities trading . Debt securities (AFS and HTM) down $1.6 billion on lower investments due to lower long-term interest rates and tighter credit spreads, as well as run-off and sales; ~$4.8 billion of gross purchases in 1Q19 vs. ~$16.9 billion in 4Q18 Deposits . Down $22.2 billion on lower commercial balances primarily reflecting seasonality Short-term borrowings . Up $810 million Long-term debt . Up $7.3 billion as $10.3 billion of new FHLB advances and $6.5 billion of TLAC-eligible issuances were partially offset by maturities Total stockholders’ . Up $1.7 billion to $197.8 billion on higher retained earnings and higher cumulative equity other comprehensive income (OCI) . Common shares outstanding down 69.3 million shares on net share repurchases of $3.9 billion Credit . Net charge-offs of $695 million, or 30 bps of average loans (annualized) . Nonperforming assets of $7.3 billion, up $394 million on higher commercial nonaccrual loans . $150 million reserve build primarily due to a higher probability of slightly less favorable economic conditions Period-end balances. All comparisons are 1Q19 compared with 4Q18. Wells Fargo 1Q19 Supplement 5

Income Statement overview (linked quarter) Total revenue . Revenue of $21.6 billion, up $629 million, or 3% . NII down $333 million on 2 fewer days in the quarter, and balance sheet mix and Net interest income repricing; NIM down 3 bps to 2.91% Noninterest income . Noninterest income up $962 million - Trust and investment fees down $147 million on lower asset-based fees - Mortgage banking up $241 million driven by higher net mortgage servicing income from 4Q18 which included negative valuation adjustments to MSRs - Market sensitive revenue (1) up $1.3 billion and included $793 million higher net gains from equity securities including $797 million higher deferred compensation gains (P&L neutral), as well as higher net gains on trading, and net gains on debt securities • Please see pages 33-34 for additional information on deferred compensation and net trading gains Noninterest expense . Noninterest expense up $577 million - Personnel expense up $1.5 billion; included $778 million in seasonally higher incentive compensation and employee benefits expense, and $785 million higher deferred compensation expense (P&L neutral) - Core deposit and other intangibles amortization expense down $236 million reflecting the end of the 10-year amortization period on Wachovia-related intangibles - Operating losses down $194 million on lower litigation and remediation accruals - Lower 1Q expenses from typically higher 4Q expenses included: • Outside professional services expense down $165 million • Travel and entertainment expense down $21 million • Advertising and promotion expense down $17 million Income tax expense . 13.1% effective income tax rate included $297 million of net discrete income tax benefits mostly related to the results of U.S. federal and state income tax examinations and the accounting for stock compensation activity . Currently expect the effective income tax rate for the remainder of 2019 to be ~18%, excluding the impact of any unanticipated discrete items All comparisons are 1Q19 compared with 4Q18. (1) Consists of net gains from trading activities, debt securities and equity securities. Wells Fargo 1Q19 Supplement 6

Loans

Average Loans Outstanding
($ in billions)



951.0
944.1
939.5
946.3
950.1
4.50%
4.64%
4.72%
4.79%
4.84%
1Q18
2Q18
3Q18
4Q18
1Q19
Total average loan yield

Period-end Loans Outstanding
($ in billions)



947.3
944.3
942.3
953.1
948.2
1Q18
2Q18
3Q18
4Q18
1Q19

Average

- Total average loans of $950.1 billion, down $876 million YoY and up $3.8 billion LQ
  - Commercial loans up $6.4 billion LQ driven by higher commercial & industrial loans
  - Consumer loans down $2.6 billion LQ as growth in high quality nonconforming first mortgage loans and credit card loans was more than offset by declines in legacy consumer real estate portfolios including Pick-a-Pay and junior lien mortgage loans due to run-off and sales, as well as lower other revolving credit and installment loans, and auto loans
- Total average loan yield of 4.84%, up 5 bps LQ and 34 bps YoY reflecting the repricing impacts of higher interest rates

Period-end

- Total period-end loans of $948.2 billion, up $941 million YoY as growth in high quality nonconforming first mortgage loans, commercial and industrial loans, and credit card loans was largely offset by declines in legacy consumer real estate portfolios including Pick-a-Pay and junior lien mortgages, as well as all other major loan categories
  - Strategic sales of Pick-a-Pay PCI loans and Reliable Financial Services Inc. (Reliable) consumer auto loans totaled $6.6 billion from 2Q18 – 1Q19
- Total period-end loans down $4.9 billion LQ on lower consumer and commercial loans
  - Please see pages 8 and 9 for additional information

Wells Fargo 1Q19 Supplement
7

Commercial loan trends

Commercial loans up $8.8 billion YoY and down $1.2 billion LQ:

($ in billions, Period-end balances)
B= billion, MM = million


Commercial and Industrial
370
350
330
310
290
270
250
1Q18
4Q18
1Q19


Commercial Real Estate
160
150
140
130
120
110
100
1Q18
4Q18
1Q19

Commercial and industrial (C&I) loans down $1.1 billion LQ from a strong 4Q18

Including declines…
- $3.0B in Corporate & Investment Banking including:
  - $4.0B decline in Asset Backed Finance reflecting the rebound in the capital markets in 1Q19
  - Partially offset by $1.1B increase in Corporate Banking driven by growth in industrials and energy
- $1.0B in Commercial Banking driven by lower Government & Institutional Banking, and Business Banking
- $160MM in WF Auto – Commercial on seasonally lower dealer floor plan utilization

…partially offset by growth:
- $2.1B in Commercial Capital
  - $1.1B in Commercial Distribution Finance on seasonal strength
  - $1.3B in Capital Finance on customers' origination activity and working capital needs
- $1.6B in the Credit Investment Portfolio driven by purchases of collateralized loan obligations (CLOs) in loan form

Commercial real estate loans up $460 million LQ primarily driven by slower run-off of previously purchased loan portfolios

- CRE mortgage up $1.1 billion due to slower run-off/amortization of portfolios purchased in prior years, as well as modest origination growth
- CRE construction down $639 million reflecting cyclicality of commercial real estate construction projects and continued credit discipline

Wells Fargo 1Q19 Supplement
8

Consumer loan trends

Consumer loans down $7.9 billion YoY and included $6.6 billion of strategic sales of Pick-a-Pay PCI loans and Reliable consumer auto loans; down $3.7 billion LQ and included $1.6 billion of Pick-a-Pay PCI loan sales

($ in billions, Period-end balances)
B= billion, MM = million


Consumer Real Estate
1-4 Family First &
Junior Lien Mortgage
300
250
200
150
100
50
0
1Q18
4Q18
1Q19
1-4 Family First Nonconforming (Primarily Jumbo)
1-4 Family First All Other
Junior Lien

- First mortgage loans up $1.9B YoY and down $520MM LQ
  - High quality nonconforming loan growth of $4.2B LQ driven by $10.5B of originations; excludes $776MM of originations designated as held for sale in anticipation of future securitizations
  - Partially offset by a $2.3B LQ decline in Pick-a-Pay mortgage loans which included $1.6B of PCI loan sales
- Junior lien mortgage loans down $4.8B YoY and down $1.3B LQ as continued paydowns more than offset new originations


Credit Card
40
36
32
28
24
20
1Q18
4Q18
1Q19

- Credit card up $2.2B YoY reflecting purchase volume and customer growth, and down $746MM LQ on seasonality


Automobile
50
45
40
35
30
1Q18
4Q18
1Q19

- Auto loans down $4.6B YoY and $156MM LQ as paydowns were predominantly offset by originations
  - Originations of auto loans up 24% YoY and 16% LQ
- Currently expect loan balances to grow by mid-year 2019


Other Revolving Credit
and Installment
40
36
32
28
24
20
1Q18
4Q18
1Q19

- Other revolving credit and installment loans down $2.5B YoY and down $961MM LQ on lower margin loans and other securities-based lending reflecting higher short-term rates and market volatility, as well as lower personal loans and lines, and student loans

Wells Fargo 1Q19 Supplement
9

Average deposit trends and costs Average Deposits and Rates Average ($ in billions) . Average deposits of $1.3 trillion, down $35.1 billion, or 3%, YoY reflecting lower Wholesale 1,297.2 1,268.9 1,262.1 Banking deposits including actions taken in the first half of 2018 to manage to the asset cap, as well as lower Wealth and Investment 358.9 354.6 338.8 Management (WIM) deposits as customers continued to allocate more cash into higher yielding liquid alternatives . Average deposits down $6.8 billion, or 1%, LQ as 938.3 914.3 923.3 lower Wholesale Banking deposits driven by seasonality from typically high 4Q levels were partially offset by higher consumer and small 0.65% business banking deposits (1) 0.55% - Noninterest-bearing deposits down $20.1 billion, or 0.34% 6%, YoY and $15.8 billion LQ - Interest-bearing deposits down $15.0 billion, or 1Q18 4Q18 1Q19 2%, YoY and up $9.0 billion LQ . Noninterest-bearing deposits Interest-bearing deposits Average deposit cost of 65 bps, up 10 bps LQ; and up 31 bps YoY driven by increases in Average deposit cost Wholesale Banking and WIM deposit rates (1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs). Wells Fargo 1Q19 Supplement 10

Deposit beta experience . Deposit costs have trended higher with the increase in the Fed Funds rate and the repricing lag from prior rate moves . The cumulative beta over the last year (1Q18-1Q19) of 43% increased from the prior twelve months’ (4Q17-4Q18) cumulative beta of 38% 3.00 100% 90% and Fed 2.50 Fed 80% Funds bearing Deposit - Rate 70% 2.00 43% cumulative beta 60% since 1Q18 bearing Deposit Cost - 1.50 50% 40% 1.00 Funds TargetRate (%) 30% 35% cumulative beta Cost/ Change in Fed Funds TargetRate since the start of the cycle 20% 0.50 0.89 WFC Interest- 10% 0.47 Bearing 0.23 Deposit Cumulative ChangeBeta = (%) WFC Interest in Quarterly Average WFC Interest WFC Average Quarterly 0.11 0.14 Cos t - 0% 4Q15 1Q16 1Q17 1Q18 1Q19 Fed Funds Target Rate WFC Interest-bearing Deposit Cost Wells Fargo 1Q19 Supplement 11

Period-end deposit trends

Period-end Deposits
($ in billions)



1,303.7
1,286.2
1,264.0
433.6
429.7
392.7
72.8
22.8
88.3
19.1
91.7
21.1
774.5
749.1
758.5
1Q18
4Q18
1Q19
Wholesale Banking
Corporate Treasury including brokered CDs
Mortgage Escrow
Consumer and Small Business Banking Deposits (1)

Period-end

- Period-end deposits of $1.3 trillion, down $39.7 billion, or 3%, YoY
- Period-end deposits down $22.2 billion, or 2%, LQ
  - Wholesale Banking deposits down $37.0 billion, or 9%, primarily reflecting seasonality from typically high 4Q levels
  - Corporate Treasury deposits including brokered CDs, up $3.4 billion, or 4%
  - Mortgage escrow deposits up $2.0 billion, or 10%, LQ primarily reflecting seasonality of tax payments
  - Consumer and small business banking deposits [1] up $9.4 billion, or 1%, LQ and included:
    - Higher retail banking deposits reflecting seasonality as well as growth in CDs and high-yield savings
    - Lower Wealth and Investment Management deposits driven by our clients shifting cash into investments during the quarter, as well as continued reallocation of cash into other higher yielding liquid alternatives

(1) Total deposits excluding mortgage escrow and wholesale deposits (Wholesale Banking, and Corporate Treasury including brokered CDs).

Wells Fargo 1Q19 Supplement 12

Net interest income Net Interest Income . Net interest income increased $73 million, or 1%, ($ in millions) YoY, and decreased $333 million, or 3%, LQ; linked quarter decrease reflected: 12,541 12,572 12,644 12,238 12,311 - ~$160 million lower NII from 2 fewer days in the quarter - Balance sheet mix and repricing, including the impact of a flattening yield curve - Hedge ineffectiveness accounting results (1) stable LQ . Average earning assets down $2.1 billion LQ: - Equity securities down $4.3 billion - Mortgage loans held for sale down $3.1 billion 2.93% 2.94% 2.94% 2.91% - Short-term investments/fed funds sold down 2.84% $1.9 billion - Loans up $3.8 billion - Debt securities up $3.2 billion . NIM of 2.91% down 3 bps LQ on the impacts of balance sheet mix and repricing, including higher deposit costs 1Q18 2Q18 3Q18 4Q18 1Q19 Net Interest Margin (NIM) (1) Total hedge ineffectiveness accounting (including related economic hedges) of $56 million in the quarter included $85 million in net interest income and $(29) million in other income. In 4Q18 total hedge ineffectiveness accounting (including related economic hedges) was $28 million and included $85 million in net interest income and $(57) million in other income. Wells Fargo 1Q19 Supplement 13

Noninterest income

($ in millions)		1Q19	vs 4Q18		vs 1Q18
Noninterest income					
Service charges on deposit accounts	$	1,094	(7)	%	(7)
Trust and investment fees:					
Brokerage advisory, commissions and other fees		2,193	(6)		(9)
Trust and investment management		786	(1)		(8)
Investment banking		394	4		(8)
Card fees		944	(4)		4
Other fees		770	(13)		(4)
Mortgage banking		708	52		(24)
Insurance		96	(12)		(16)
Net gains from trading activities		357	n.m.		47
Net gains on debt securities		125	n.m.		n.m.
Net gains from equity securities		814	n.m.		4
Lease income		443	10		(3)
Other		574	(24)		(5)
Total noninterest income	$	9,298	12	%	(4)



9,696
9,012
9,369
8,336
9,298
1Q18
2Q18
3Q18
4Q18
1Q19

- Deposit service charges down $82 million LQ reflecting ~$35 million in fee waivers for customers including those affected by our data center system outage in February, and the government shutdown in January, as well as seasonally lower commercial and consumer deposit service charges
  - Consumer was 56% and commercial was 44% of total deposit service charges
  - Earnings credit rate (ECR) offset (results in lower fees for commercial customers) was up $4 million LQ and $26 million YoY
- Trust and investment fees down $147 million
  - Brokerage advisory, commissions and other fees down on lower retail brokerage advisory fees (priced at the beginning of the quarter)
  - Investment banking fees up $15 million on higher advisory and debt underwriting
- Card fees down $37 million as seasonality was partially offset by lower rewards redemption costs
- Other fees down $118 million driven by seasonally lower commercial real estate brokerage commissions and lower loan fees
- Mortgage banking up $241 million
  - Servicing income up $255 million from 4Q18 which included negative valuation adjustments to MSRs
  - Net gains on mortgage loan originations down $14 million as seasonally lower origination volumes were partially offset by a higher residential HFS production margin
- Trading gains up $347 million on stronger credit and asset-backed products (Please see page 34 for additional information)
- Net gains on debt securities up $116 million on the sale of non-agency residential mortgage-backed securities (RMBS)
- Net gains from equity securities up $793 million driven by $797 million higher deferred compensation gains (P&L neutral) (Please see page 33 for additional information)
- Other income down $179 million

Wells Fargo 1Q19 Supplement

14

Noninterest expense and efficiency ratio (1)

($ in millions)	1Q19	vs 4Q18	vs 1Q18
Noninterest expense			
Salaries	$ 4,425	(3) %	1
Commission and incentive compensation	2,845	17	3
Employee benefits	1,938	n.m.	21
Equipment	661	3	7
Net occupancy	717	(2)	1
Core deposit and other intangibles	28	(89)	(89)
FDIC and other deposit assessments	159	4	(51)
Outside professional services (2)	678	(20)	(17)
Operating losses (2)	238	(45)	(84)
Other (2)	2,227	(14)	6
Total noninterest expense	$ 13,916	4 %	(7)



15,042
13,982
13,763
13,339
13,916
68.6%
64.9%
62.7%
63.6%
64.4%
1Q18
2Q18
3Q18
4Q18
1Q19
Efficiency Ratio

- Noninterest expense up $577 million LQ
  - Personnel expense up $1.5 billion
    - Salaries down $120 million primarily on two fewer payroll days in the quarter
    - Commission and incentive compensation up $418 million and included seasonally elevated equity awards, partially offset by lower revenue-related incentive compensation
    - Employee benefits expense up $1.2 billion on $785 million higher deferred compensation expense (P&L neutral), and $498 million of seasonally higher payroll taxes and 401(k) matching expenses
      (Please see page 33 for additional information)
  - Core deposit and other intangibles expense down $236 million on lower amortization expense reflecting the end of the 10-year amortization period on Wachovia intangibles
  - Outside professional services (2) down $165 million from typically higher 4Q levels
  - Operating losses (2) down $194 million on lower litigation and remediation accruals
  - Other expense (2) down $364 million from 4Q18 which included a pension plan settlement expense, as well as lower operating lease expense, and typically lower travel and entertainment, and advertising and promotion expense
- 1Q19 efficiency ratio of 64.4%

(1) Efficiency ratio defined as noninterest expense divided by total revenue (net interest income plus noninterest income).
(2) The sum of Outside professional services expense, operating losses and Other expense equals Other noninterest expense in the Consolidated Statement of Income, pages 19 and 20 of the press release.

Wells Fargo 1Q19 Supplement 15

Noninterest expense – linked quarter


($ in millions)
Up $577 million, or 4%, LQ driven by higher compensation and benefits expense
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$13,339
4Q18
$1,665
Compensation & Benefits: $785 million higher deferred compensation expense and $778 million seasonally higher expense
($241)
Revenue-related: Lower commission and incentive compensation in WIM and Community Banking, and lower operating lease expense
($219)
Third Party Services: Lower outside professional services and contract services expense
($580)
"Running the Business" – Non Discretionary: Lower core deposit and other intangibles amortization, lower operating losses, and a 4Q18 pension plan settlement expense
($48)
"Running the Business" – Discretionary: Lower travel and entertainment expense and advertising and promotion expense from typically higher 4Q levels, as well as lower postage, stationary and supplies expense
$0
Infrastructure
$13,916
1Q19

For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 35 for additional information.

Wells Fargo 1Q19 Supplement
16

Noninterest expense – year over year

($ in millions)



Down $1.1 billion, or 7%, YoY driven by lower operating losses
$16,000
$15,000
$14,000
$13,000
$12,000
$11,000
$10,000
$9,000
$8,000
$15,042
1Q18
$578
Compensation & Benefits: $353 million higher deferred compensation expense and higher salaries expense including annual salary/wage increases
($134)
Revenue-related: Lower commission and incentive compensation in WIM and Community Banking and lower operating lease expense
($22)
Third Party Services: Lower professional services expense, partially offset by higher contract services expense
($1,654)
"Running the Business" – Non Discretionary: $1.2 billion lower operating losses, $237 million lower core deposit and other intangibles amortization, and lower FDIC expense
$59
"Running the Business" – Discretionary: Higher advertising and promotion expense due to marketing campaign volumes, partially offset by lower postage, stationary and supplies expense
$47
Infrastructure: Higher equipment expense and occupancy expense
$13,916
1Q19

For analytical purposes, we have grouped our noninterest expense into these six categories. Please see page 35 for additional information.

Wells Fargo 1Q19 Supplement 17

Committed to and on track to meet 2019 expense target . We are currently on track to meet our 2019 expense target of $52.0-$53.0 billion provided at our 2018 Investor Day . Our 2019 expense target excludes annual operating losses in excess of $600 million, such as litigation and remediation accruals and penalties Total Noninterest Expense - 2018 Actual and 2019 Target ($ in billions) 56.1 2.5 52.0 – 53.0 53.6 2018 Actual 2019 Target 2019 target excludes annual Represents operating losses in operating losses in excess of $600 excess of $600 million million, such as litigation and remediation accruals and penalties Wells Fargo 1Q19 Supplement 18

Investments in the business have increased from Investor Day expectations . Actual and anticipated investment spend for 2018 – 2019 has increased $1.4 billion from our expectations at our 2018 Investor Day - Most significant increase is in the Regulatory Compliance and Operational Risk category . High priority enterprise investment spend (1) by major category Regulatory Compliance and Technology Transformation Other including Enterprise & Operational Risk and Data Management Business Model Transformation 2018 Actual 2019 Expectation 2018 Actual 2019 Expectation 2018 Actual 2019 Expectation Expectation provided at 2018 Investor Day Incremental actual expense or anticipated increase to expectation since 2018 Investor Day, as of 1Q19 (1) Management defines these as current high priority projects. What management defines as high priority projects may change in future periods. Wells Fargo 1Q19 Supplement 19

Actual and projected savings exceeding original expectations Continued focus on efficiency has resulted in actual and anticipated savings exceeding 2018 Investor Day expectations Actual Savings and Updated Expectations Compared with Expected Expense Savings by Major Category Savings as of 2018 Investor Day 2018 Actual 2019 Expectation 2018 2019 Governance / Controls Expected Savings as of 2018 Investor Day Running the Business Actual / Updated Expected Savings Centralization/Optimization . 2019 expected expense savings come from over 200 distinct new and ongoing savings initiatives. Monthly tracking and reporting by initiative drives accountability. - Drivers of largest expected savings in 2019 by category include: • Centralization and optimization: Process mapping and optimization; staff function rationalization; contact center of the future • Running the business: Mortgage operations streamlining, restructuring Wholesale Banking businesses, WIM brokerage channel alignment, auto lending transformation, and branch staffing efficiencies • Governance and controls: Continued reduction in third party services spend, consistent approach to manager span of control, further rollout of activity based expense inspection protocol (essential expense), and real estate location/hiring guidelines for non-customer facing team members Wells Fargo 1Q19 Supplement 20

Community Banking

($ in millions)		1Q19	vs 4Q18		vs 1Q18
Net interest income	$	7,248	(1)	%	1
Noninterest income		4,502	9		(3)
Provision for credit losses		710	33		n.m.
Noninterest expense		7,689	9		(12)
Income tax expense		424	(33)		(48)
Segment net income	$	2,823	(11)	%	48
($ in billions)					
Avg loans, net	$	458.2	-		(3)
Avg deposits		765.6	1		2

		1Q19	4Q18		1Q18
Key Metrics:					
Total Retail Banking branches		5,479	5,518		5,805

($ in billions)		1Q19	4Q18		1Q18
Auto Originations	$	5.4	4.7		4.4
Home Lending					
Applications	$	64	48		58
Application pipeline		32	18		24
Originations		33	38		43
Residential HFS production margin (1)		1.05	0.89	%	0.94

- Net income of $2.8 billion, up 48% YoY primarily due to lower operating losses and lower income tax expense, and down 11% LQ on seasonally higher personnel expense

Key metrics

- See pages 22 and 23 for additional information
- 5,479 retail bank branches reflects 40 branch consolidations in 1Q19
- Consumer auto originations of $5.4 billion, up 16% LQ and 24% YoY reflecting high quality origination growth following transformational changes made to the business
- Mortgage originations of $33 billion (held-for-sale = $22 billion and held-for-investment = $11 billion), down 13% LQ and 23% YoY
  - 70% of originations were for purchases, compared with 78% in 4Q18 and 65% in 1Q18
  - Correspondent channel was 55% of total originations vs. 55% in 4Q18 and 63% in 1Q18
    - Correspondent channel has lower production margins than retail originations
  - 1.05% residential held for sale production margin (1), up 16 bps LQ primarily due to an improvement in secondary market conditions
    - Current expectations are for the 2Q19 production margin to be in the range realized over the prior two quarters

(1) Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations.

Wells Fargo 1Q19 Supplement

21

Community Banking metrics Customers and Active Accounts vs. vs. (in millions) 1Q19 4Q18 3Q18 2Q18 1Q18 4Q18 1Q18 Digital (o nline and mo bile) Active Custo mers (1) (2) 29.8 29.2 29.0 28.9 28.8 2% 3% Mo bile Active Custo mers (1) (2) 23.3 22.8 22.5 22.0 21.8 2% 7% Primary Consumer Checking Customers (1) (3) 23.9 23.9 24.0 23.9 23.7 0.3% 1.1% Consumer General Purpose Credit Card Active Accounts (4)(5) 7.8 8.0 7.9 7.8 7.7 -2% 2% . Digital (online and mobile) active customers (1) (2) of 29.8 million, up 2% LQ and 3% YoY reflecting growth in the customer base and ease of digital payment options . Mobile active customers (1) (2) of 23.3 million, up 2% LQ and 7% YoY driven by growth in the customer base and increased adoption . Primary consumer checking customers (1) (3) of 23.9 million, up modestly LQ and 1.1% YoY. The sale of 52 branches in 4Q18 reduced the YoY growth rate by 0.5% . Consumer general purpose credit card active accounts (4) (5) of 7.8 million, down 2% LQ on seasonality and up 2% YoY driven by the July 2018 launch of our new Propel American Express® card along with expansion in direct mail and digital channels Customer Experience Survey Scores vs. vs. with Branch (period-end) 1Q19 4Q18 3Q18 2Q18 1Q18 4Q18 1Q18 Customer Loyalty 64.1% 60.2% 58.5% 56.7% 59.2% 383 bps 486 Overall Satisfactio n with Mo st Recent Visit 80.2% 78.7% 77.9% 76.6% 78.2% 151 199 . ‘Customer Loyalty’ and ‘Overall Satisfaction with Most Recent Visit’ branch survey scores reached 3-year highs in March (1) Metrics reported on a one-month lag from reported quarter-end; for example, 1Q19 data as of February 2019 compared with February 2018. (2) Digital and mobile active customers is the number of consumer and small business customers who have logged on via a digital or mobile device in the prior 90 days. (3) Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit. (4) Accounts having at least one POS transaction, including POS reversal, during the period. (5) Credit card metrics shown in the table are for general purpose cards only. Wells Fargo 1Q19 Supplement 22

Community Banking metrics

Balances and Activity (in millions, except where noted)		1Q19	4Q18	3Q18	2Q18	1Q18	vs. 4Q18	vs. 1Q18
Consumer and Small Business Banking Deposits (Average) ($ in billions)	$	739.7	736.3	743.5	754.0	755.5	0%	-2%
Teller and ATM Transactions (1)		313.8	334.8	343.6	351.4	343.3	-6%	-9%
Consumer and Small Business Digital Payment Transactions (2)		138.2	135.5	137.0	135.0	130.6	2%	6%
Debit Cards (3)								
POS Transactions		2,165	2,249	2,235	2,222	2,071	-4%	5%
POS Purchase Volume (billions)	$	86.6	89.8	87.5	87.5	81.9	-4%	6%
Consumer General Purpose Credit Cards (4) ($ in billions)								
POS Purchase Volume	$	18.3	20.2	19.4	19.2	17.4	-9%	5%
Outstandings (Average)		30.7	30.2	29.3	28.5	28.8	1%	7%

- Average consumer and small business banking deposit balances up modestly LQ, and down 2% YoY as consumers moved excess liquidity to higher rate cash alternatives
- Teller and ATM transactions (1) of 313.8 million in 1Q19, down 6% LQ and down 9% YoY reflecting continued customer migration to digital channels
- Consumer and small business digital payment transactions (2) of 138.2 million, up 2% LQ and 6% YoY reflecting increased usage and continued increases in digital adoption
- Debit cards (3) and consumer general purpose credit cards (4):
  - Point-of-sale (POS) debit card transactions down 4% LQ on seasonality, and up 5% YoY on stronger usage per account
  - POS debit card purchase volume down 4% LQ due to seasonality, and up 6% YoY on higher transaction volume
  - POS consumer general purpose credit card purchase volume down 9% LQ from 4Q holiday spend, and up 5% YoY on higher transaction volume
  - Consumer general purpose credit card average balances of $30.7 billion, up 1% LQ and up 7% YoY on higher POS purchase volume

(1) Teller and ATM transactions reflect customer transactions completed at a branch teller line or ATM and does not include customer interactions with a branch banker. Management uses this metric to help monitor customer traffic trends within the Company's Retail Banking business.
(2) Metrics reported on a one-month lag from reported quarter-end; for example, 1Q19 data includes December 2018, January 2019 and February 2019.
(3) Combined consumer and business debit card activity.
(4) Credit card metrics shown in the table are for general purpose cards only.

Wells Fargo 1Q19 Supplement
23

Wholesale Banking

($ in millions)		1Q19	vs 4Q18		vs 1Q18
Net interest income	$	4,534	(4)	%	-
Noninterest income		2,577	18		(6)
Provision for credit losses		134	n.m.		n.m.
Noninterest expense		3,838	(5)		(4)
Income tax expense		369	46		(18)
Segment net income	$	2,770	4	%	(4)
($ in billions)					
Avg loans, net	$	476.5	1		2
Avg deposits		409.8	(3)		(8)

($ in billions)		1Q19		vs 4Q18		vs 1Q18
Key Metrics:						
Commercial card spend volume (1)	$	8.5		(2)	%	5
U.S. investment banking market share (2)		3.5	%			

- Net income of $2.8 billion, down 4% YoY on lower noninterest income, and up 4% LQ reflecting higher noninterest income and lower noninterest expense
- Net interest income flat YoY and down 4% LQ
- Noninterest income up 18% LQ as higher market sensitive revenue, investment banking fees and other income was partially offset by lower loan fees and commercial real estate brokerage fees
- Provision for credit losses increased $162 million LQ reflecting a reserve build on higher nonaccrual loans, as well as lower recoveries
- Noninterest expense down 5% LQ driven by lower operating lease expense, core deposit and other intangibles amortization, and project-related expenses, partially offset by seasonally higher personnel expense

Treasury Management
- Treasury management revenue down 3% YoY on lower new sales and down 3% LQ on seasonality
- Commercial card spend volume (1) of $8.5 billion, up 5% YoY on increased transaction volumes, and down 2% LQ

Investment Banking
- 1Q19 U.S. investment banking market share of 3.5% (2) vs. 1Q18 of 3.1% (2) and full year 2018 of 3.2% (2) on higher market share in debt underwriting, as well as advisory

(1) Includes commercial card volume for the entire company.
(2) Source: Dealogic U.S. investment banking fee market share.

Wells Fargo 1Q19 Supplement 24

Wealth and Investment Management

($ in millions)		1Q19	vs 4Q18		vs 1Q18
Net interest income	$	1,101	(1)	%	(1)
Noninterest income		2,978	5		(5)
Reversal of provision for credit losses		4	n.m.		n.m.
Noninterest expense		3,303	9		-
Income tax expense		192	(17)		(20)
Segment net income	$	577	(16)	%	(19)
($ in billions)					
Avg loans, net	$	74.4	(1)		1
Avg deposits		153.2	(1)		(14)

($ in billions, except where noted)		1Q19	vs 4Q18		vs 1Q18
Key Metrics:					
WIM Client assets [1] ($ in trillions)	$	1.8	7	%	(2)
Retail Brokerage					
Client assets ($ in trillions)		1.6	8		(1)
Advisory assets		547	9		1
Financial advisors		13,828	(1)		(4)
Wealth Management					
Client assets	$	232	4		(4)
Wells Fargo Asset Management					
Total AUM [2]		476	2		(4)
Wells Fargo Funds AUM		195	1		(2)
Retirement					
IRA assets		404	8		-
Institutional Retirement Plan assets		379	4		(2)

(1) WIM Client Assets reflect Brokerage & Wealth assets, including Wells Fargo Funds holdings and deposits. (2) Wells Fargo Asset Management Total AUM not held in Brokerage & Wealth client assets excluded from WIM Client Assets.

- Net income of $577 million, down 19% YoY and down 16% LQ primarily driven by lower asset-based fees and higher seasonal personnel expenses
- Net interest income down 1% LQ
- Noninterest income up 5% LQ largely driven by higher net gains from equity securities on deferred compensation plan investments of $307 million (P&L neutral), partially offset by lower asset-based fees
- Noninterest expense up 9% LQ primarily driven by $307 million higher deferred compensation plan expense (P&L neutral), and seasonally higher personnel expenses, partially offset by lower broker commissions and lower core deposit and other intangibles amortization expense

WIM Segment Highlights

- WIM total client assets of $1.8 trillion, down 2% YoY driven primarily by net outflows, partially offset by higher market valuations
- Average loan balances up 1% YoY largely due to growth in nonconforming mortgage loans
- 1Q19 closed referred investment assets (referrals resulting from the WIM/Community Banking partnership) of $2.4 billion were up 10% from 4Q18

Retail Brokerage

- Advisory assets of $547 billion, up 1% YoY driven primarily by higher market valuations, partially offset by net outflows

Wells Fargo Asset Management

- Total AUM [2] of $476 billion, down 4% YoY primarily due to equity and fixed income net outflows and the sale of WFAM's ownership stake in RockCreek and removal of the associated AUM, partially offset by higher market valuations and higher money market fund net inflows

Wells Fargo 1Q19 Supplement

25

Credit quality



Provision Expense and Net Charge-offs
($ in millions)
741
191
0.32%
602
452
0.26%
680
580
0.29%
721
521
0.30%
845
695
0.30%
1Q18
2Q18
3Q18
4Q18
1Q19
Provision Expense
Net Charge-offs
Net Charge-off Rate



Nonperforming Assets
($ in billions)
7.9
0.6
7.3
7.6
0.5
7.1
7.2
0.5
6.7
7.0
0.5
6.5
7.3
0.4
6.9
1Q18
2Q18
3Q18
4Q18
1Q19
Nonaccrual loans (1)
Foreclosed assets

- Net charge-offs of $695 million, down $26 million LQ on lower consumer losses driven by seasonality
- 0.30% net charge-off rate, stable LQ
  - Commercial losses of 11 bps, up 1 bp LQ driven by lower recoveries
  - Consumer losses of 51 bps, down 2 bps LQ on seasonally lower automobile and other revolving credit and installment loan losses
- NPAs increased $394 million LQ
  - Nonaccrual loans [1] increased $409 million on a $609 million increase in commercial nonaccruals driven in part by a borrower in the utility sector, as well as increases in oil and gas, partially offset by a $200 million decline in consumer nonaccruals driven predominantly by consumer real estate
  - Foreclosed assets decreased $15 million
- $150 million reserve build primarily due to a higher probability of slightly less favorable economic conditions, as well as higher commercial nonaccruals
- Allowance for credit losses = $10.8 billion
  - Allowance covered 3.8x annualized 1Q19 net charge-offs

(1) Financial information for periods prior to December 31, 2018, has been revised to exclude mortgage loans held for sale, loans held for sale and loans held at fair value of $339 million, $360 million, and $380 million at September 30, June 30, and March 31, 2018, respectively.

Wells Fargo 1Q19 Supplement
26

Capital Common Equity Tier 1 Ratio Capital Position (Fully Phased-In) (1) . Common Equity Tier 1 ratio (fully phased-in) of 11.9% at 3/31/19 (1) was well above both the regulatory minimum of 9% and our current 11.9% 12.0% 11.9% 11.9% 11.7% internal target of 10% Capital Return . Period-end common shares outstanding down 69.3 million shares, or 2%, LQ - Settled 97.4 million common share repurchases - Issued 28.1 million common shares . Continued de-risking of the balance sheet and consistent level of profitability have contributed to capital levels well above regulatory requirements and internal targets, enabling significant capital returns to shareholders - Returned $6.0 billion to shareholders in 1Q19, up 49% YoY • Net share repurchases of $3.9 billion, 1.9x net share repurchases in 1Q18 • Quarterly common stock dividend of $0.45 per 1Q18 2Q18 3Q18 4Q18 1Q19 share, up 5% from $0.43 per share in 4Q18, Estimated and up 15% YoY Total Loss Absorbing Capacity (TLAC) Update . As of 3/31/2019, our eligible external TLAC as a percentage of total risk-weighted assets was 23.9% (2) compared with the required minimum of 22.0% (1) 1Q19 capital ratio is a preliminary estimate. Fully phased-in capital ratios are calculated assuming the full phase-in of the Basel III capital rules. See page 36 for additional information regarding the Common Equity Tier 1 capital ratio. (2) 1Q19 TLAC ratio is a preliminary estimate. Wells Fargo 1Q19 Supplement 27

Appendix

Real estate 1-4 family mortgage portfolio

($ in millions)	1Q19	4Q18	1Q18	Linked Quarter Change		Year-over-Year Change	
Real estate 1-4 family first mortgage loans:	$ 284,545	285,065	282,658	$ (520)	- %	$ 1,887	1 %
Nonaccrual loans	3,026	3,183	3,673	(157)	(5)	(647)	(18)
as % of loans	1.06 %	1.12	1.30	(6) bps		(24) bps	
Net charge-offs/(recoveries)	$ (12)	(22)	(18)	$ 10	(45)	$ 6	(33)
as % of average loans	(0.02) %	(0.03)	(0.03)	1 bps		1 bps	
Real estate 1-4 family junior lien mortgage loans:	$ 33,099	34,398	37,920	$ (1,299)	(4)	$ (4,821)	(13)
Nonaccrual loans	916	945	1,087	(29)	(3)	(171)	(16)
as % of loans	2.77 %	2.75	2.87	2 bps		(10) bps	
Net charge-offs/(recoveries)	$ (9)	(10)	(8)	$ 1	(10) %	$ (1)	13 %
as % of average loans	(0.10) %	(0.11)	(0.09)	1 bps		(1) bps	

- First lien mortgage loans down $520 million LQ due to paydowns and $1.6 billion of Pick-a-Pay PCI loan sales ($608 million gain), partially offset by nonconforming mortgage loan growth
  - High quality nonconforming mortgage loans increased $4.2 billion to $215.6 billion (1)
  - First lien home equity lines of $11.4 billion, down $427 million
  - High quality nonconforming mortgage loan originations of $776 million designated as HFS
- Pick-a-Pay portfolios
  - Non-PCI loans of $10.7 billion, down 4% LQ primarily reflecting loans paid-in-full
  - Nonaccrual loans decreased $91 million, or 11%, LQ
  - PCI loans of $3.1 billion, down $1.8 billion LQ driven by $1.6 billion of loan sales
    - 1Q19 accretable yield percentage of 11.49% expected to increase to ~11.56% in 2Q19
- Junior lien mortgage loans down $1.3 billion, or 4%, LQ as paydowns more than offset originations

Loan balances as of period-end.
(1) Nonconforming mortgages originated post February 2009.

Wells Fargo 1Q19 Supplement
29

Consumer credit card portfolio

($ in millions, except where noted)		1Q19		4Q18	1Q18	Linked Quarter Change			Year-over-Year Change		
Credit card outstandings	$	38,279		39,025	36,103	$	(746)	(2) %	$	2,176	6 %
Net charge-offs		352		338	332		14	4		20	6
as % of avg loans		3.73	%	3.54	3.69		19 bps			4 bps	
30+ days past due	$	945		1,017	905	$	(72)	(7)	$	40	4
as % of loans		2.47	%	2.61	2.51		(14) bps			(4) bps	
Key Metrics:											
Purchase volume	$	20,062		22,252	19,106	$	(2,190)	(10)	$	956	5
POS transactions (millions)		299		329	286		(30)	(9)		13	5
New accounts [1] (thousands)		507		449	397		58	13		110	28
POS active accounts (thousands) [2]		8,663		8,879	8,481		(216)	(2) %		182	2 %

- Credit card outstandings down 2% LQ on seasonality, but up 6% YoY reflecting purchase volume growth
  - General purpose credit card outstandings down 1% LQ, but up 8% YoY
  - Purchase dollar volume down 10% LQ driven by seasonality of 4Q holiday spend, but up 5% YoY on higher transaction volume
  - New accounts [1] up 13% LQ due to seasonality, and up 28% YoY reflecting the July 2018 launch of the new Propel American Express® card, as well as expansion in direct mail and digital channels
    - 44% of new accounts were originated through digital channels, up from 43% in 4Q18 and 1Q18
    - 20% of new accounts were originated through direct mail channels, up 91% YoY
- Net charge-offs up $14 million, or 19 bps, LQ on seasonality as well as a moderate underlying increase in delinquency roll rates seen over the course of last year, and up $20 million, or 4 bps, YoY
- 30+ days past due decreased $72 million, or 14 bps, LQ on seasonality, and increased $40 million YoY

Loan balances as of period-end.
(1) Includes consumer general purpose credit card as well as certain co-brand and private label relationship new account openings.
(2) Accounts having at least one POS transaction, including POS reversal, during the period.

Wells Fargo 1Q19 Supplement
30

Auto portfolios

($ in millions)	1Q19	4Q18	1Q18	Linked Quarter Change		Year-over-Year Change	
Consumer:							
Auto outstandings	$ 44,913	45,069	49,554	$ (156)	- %	$ (4,641)	(9) %
Indirect outstandings	43,918	44,008	48,198	(90)	-	(4,280)	(9)
Direct outstandings	995	1,061	1,356	(66)	(6)	(361)	(27)
Nonaccrual loans	116	130	117	(14)	(11)	(1)	(1)
as % of loans	0.26 %	0.29	0.24	(3) bps		2 bps	
Net charge-offs	$ 91	133	208	$ (42)	(32)	$ (117)	(56)
as % of avg loans	0.82 %	1.16	1.64	(34) bps		(82) bps	
30+ days past due	$ 1,040	1,505	1,456	$ (465)	(31)	$ (416)	(29)
as % of loans	2.32 %	3.34	2.94	(102) bps		(62) bps	
Commercial:							
Auto outstandings	$ 11,088	11,281	11,043	$ (193)	(2)	$ 45	-
Nonaccrual loans	15	15	1	-	-	14	n.m.
as % of loans	0.14 %	0.13	0.01	1 bps		13 bps	
Net charge-offs	$ 2	2	1	$ -	- %	$ 1	- %
as % of avg loans	0.07 %	0.06	0.05	1 bps		2 bps	

Consumer Portfolio

- Auto outstandings of $44.9 billion, flat LQ and down 9% YoY
  - 1Q19 originations of $5.4 billion, up 16% LQ and 24% YoY reflecting our focus on growing high quality auto loans following the transformational changes we made to the business
- Nonaccrual loans decreased $14 million LQ due to seasonality and were flat YoY
- Net charge-offs down $42 million LQ due to seasonality and down $117 million YoY predominantly driven by lower loan outstandings and lower early losses from higher quality originations
- 30+ days past due decreased $465 million LQ largely driven by seasonality, and decreased $416 million YoY largely driven by higher quality originations

Commercial Portfolio

- Loans of $11.1 billion, down 2% LQ on seasonality and stable YoY

Loan balances as of period-end.

Wells Fargo 1Q19 Supplement
31

Student lending portfolio ($ in millions) 1Q19 4Q18 1Q18 Linked Quarter Change Year-over-Year Change Private outstandings $ 11,139 11,220 11,879 $ (81) (1) % $ (740) (6) % Net charge-offs 27 36 27 (9) (25) - - as % of avg loans 0.94% 1.26 0.90 (32) bps 4 bps 30+ days past due $ 176 190 184 $ (14) (7) % $ (8) (4) % as % of loans 1.58% 1.69 1.55 (11) bps 3 bps . $11.1 billion private loan outstandings, down 1% LQ and 6% YoY on higher paydowns - Average FICO of 763 and 80% of the total outstandings have been co-signed - Originations decreased 2% YoY . Net charge-offs decreased $9 million LQ due to seasonality of repayments and were stable YoY . 30+ days past due decreased $14 million LQ and $8 million YoY on lower loan balances Loan balances as of period-end. Wells Fargo 1Q19 Supplement 32

Deferred compensation plan investment results . Wells Fargo’s deferred compensation plan allows eligible team members the opportunity to defer receipt of current compensation to a future date . Certain team members within Wholesale Banking, and Wealth and Investment Management have mandatory deferral plans as part of their incentive compensation plans . To neutralize the impact of market fluctuations resulting from team member elections, which are recognized in employee benefits expense, we enter into economic hedges through the use of equity securities and the offsetting revenue is recognized in net interest income and net gains from equity securities vs vs ($ in millions) 1Q19 4Q18 3Q18 2Q18 1Q18 4Q18 1Q18 Net interest income $ 13 23 14 13 10 $ (10) 3 Net gains (losses) from equity securities 345 (452) 118 37 (6) 797 351 Total revenue (losses) from deferred compensation plan investments 358 (429) 132 50 4 787 354 Employee benefits expense 357 (428) 129 53 4 785 353 Income (loss) before income tax expense $ 1 (1) 3 (3) (0) $ 2 1 Wells Fargo 1Q19 Supplement 33

Trading-related revenue

($ in millions)		1Q19	4Q18	1Q18		Linked Quarter Change			Year-over-Year Change	
Trading-related revenue										
Net interest income	$	795	789	652	$	6	1 %	$	143	22 %
Net gains on trading activities		357	10	243		347	n.m.		114	47
Trading-related revenue	$	1,152	799	895	$	353	44 %	$	257	29 %

- Trading-related revenue of $1.2 billion was up $353 million, or 44%, LQ:
  - Net interest income increased $6 million, or 1%
  - Net gains on trading activities increased $347 million primarily driven by credit and asset-backed products on strong trading volumes, as well as increased equity trading on tighter credit spreads, and higher municipal bond trading activity
- Trading-related revenue was up $257 million, or 29%, YoY:
  - Net interest income up $143 million, or 22%, largely driven by higher average trading assets predominantly reflecting increased customer demand for RMBS, and U.S. Treasury and agency bonds, as well as higher yields
    - NII associated with the carry income on the RMBS book has offsetting losses in net gains on trading activities (neutral to total trading-related revenue)
  - Net gains on trading activities up $114 million reflecting increased trading in asset-backed securities driven by higher RMBS trading volumes, as well as stronger credit trading

Wells Fargo 1Q19 Supplement

34

Noninterest expense analysis (reference for slides 16-17) For analytical purposes, we have grouped our noninterest expense into six categories: Compensation & Benefits: Salaries, benefits and non-revenue-related incentive compensation Revenue-related: Incentive compensation directly tied to generating revenue; businesses with expenses directly tied to revenue (operating leases, insurance) Third Party Services: Expenses related to the use of outside parties, such as legal and consultant costs “Running the Business” – Non Discretionary: Expenses that are costs of doing business, including foreclosed asset expense and FDIC assessments “Running the Business” – Discretionary: Travel, advertising, postage, etc. Infrastructure: Equipment, occupancy, etc. Wells Fargo 1Q19 Supplement 35

Common Equity Tier 1 (Fully Phased-In)

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

(in billions, except ratio)			Estimated Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018
Total equity		$	198.7	197.1	199.7	206.1	205.9
Adjustments:							
Preferred stock			(23.2)	(23.2)	(23.5)	(25.7)	(26.2)
Additional paid-in capital on ESOP preferred stock			(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares			1.5	1.5	1.8	2.0	2.6
Noncontrolling interests			(0.9)	(0.9)	(0.9)	(0.9)	(1.0)
Total common stockholders' equity			176.0	174.4	177.0	181.4	181.2
Adjustments:							
Goodwill			(26.4)	(26.4)	(26.4)	(26.4)	(26.4)
Certain identifiable intangible assets (other than MSRs)			(0.5)	(0.6)	(0.8)	(1.1)	(1.4)
Other assets (2)			(2.1)	(2.2)	(2.1)	(2.2)	(2.4)
Applicable deferred taxes (3)			0.8	0.8	0.8	0.9	0.9
Investment in certain subsidiaries and other			0.2	0.4	0.4	0.4	0.4
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)		148.0	146.4	148.9	153.0	152.3
Total risk-weighted assets (RWAs) anticipated under Basel III (4)(5)	(B)	$	1,238.9	1,247.2	1,250.2	1,276.3	1,278.1
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (5)	(A)/(B)		11.9%	11.7	11.9	12.0	11.9

(1) Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Beginning January 1, 2018, the requirements for calculating CET1 and tier 1 capital, along with RWAs, became fully phased-in.

(2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets.

(3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

(4) The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of March 31, 2019, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for December 31, September 30, June 30 and March 31, 2018, was calculated under the Basel III Standardized Approach RWAs.

(5) The Company's March 31, 2019, RWAs and capital ratio are preliminary estimates.

Wells Fargo 1Q19 Supplement

36

Return on average tangible common equity (ROTCE) Wells Fargo & Company and Subsidiaries TANGIBLE COMMON EQUITY (1) Quarter ended (in millions, except ratios) Mar 31, 2019 Return on average tangible common equity (1): Net income applicable to common stock (A) $ 5,507 Average total equity 198,349 Adjustments: Preferred stock (23,214) Additional paid-in capital on ESOP preferred stock (95) Unearned ESOP shares 1,502 Noncontrolling interests (899) Average common stockholders’ equity (B) 175,643 Adjustments: Goodwill (26,420) Certain identifiable intangible assets (other than MSRs) (543) Other assets (2) (2,159) Applicable deferred taxes (3) 784 Average tangible common equity (C) $ 147,305 Return on average common stockholders' equity (ROE) (annualized) (A)/(B) 12.71 % Return on average tangible common equity (ROTCE) (annualized) (A)/(C) 15.16 (1) Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity securities but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. (2) Represents goodwill and other intangibles on nonmarketable equity securities, which are included in other assets. (3) Applicable deferred taxes relate to goodwill and other intangible assets. They were determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end. Wells Fargo 1Q19 Supplement 37

Forward-looking statements and additional information Forward-looking statements: This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward- looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital or liquidity levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets, return on equity, and return on tangible common equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Investors are urged to not unduly rely on forward-looking statements as actual results could differ materially from expectations. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date. For more information about factors that could cause actual results to differ materially from expectations, refer to the “Forward-Looking Statements” discussion in Wells Fargo’s press release announcing our first quarter 2019 results and in our most recent Quarterly Report on Form 10-Q, as well as to Wells Fargo’s other reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018. Purchased credit-impaired loan portfolios: Loans acquired that were considered credit impaired at acquisition were written down at that date in purchase accounting to an amount estimated to be collectible and the related allowance for loan losses was not carried over to Wells Fargo’s allowance. In addition, such purchased credit-impaired loans are not classified as nonaccrual or nonperforming, and are not included in loans that were contractually 90+ days past due and still accruing. Any losses on such loans are charged against the nonaccretable difference established in purchase accounting and are not reported as charge-offs (until such difference is fully utilized). As a result of accounting for purchased loans with evidence of credit deterioration, certain ratios of Wells Fargo are not comparable to a portfolio that does not include purchased credit- impaired loans. In certain cases, the purchased credit-impaired loans may affect portfolio credit ratios and trends. Management believes that the presentation of information adjusted to exclude the purchased credit-impaired loans provides useful disclosure regarding the credit quality of the non-impaired loan portfolio. Accordingly, certain of the loan balances and credit ratios in this document have been adjusted to exclude the purchased credit-impaired loans. References in this document to impaired loans mean the purchased credit-impaired loans. Please see the “Risk Management—Credit Risk Management—Purchased Credit-Impaired (PCI) Loans” section and Note 1 (Summary of Significant Accounting Policies) and Note 6 (Loans and Allowance for Credit Losses) to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2018, for additional information regarding purchased credit-impaired loans. Wells Fargo 1Q19 Supplement 38